                                                                               .
                                                                               .
                                                                               .
                                                                   EXHIBIT 10.9

                   SYNDICATED FOOD SERVICE INTERNATIONAL, INC.

EXECUTIVE OFFICE:                                    FINANCE OFFICE:
THOMAS P. TANIS, JR., CHIEF EXECUTIVE OFFICER        BARRY L. NOGAY, PRINCIPAL ACCOUNTING
OFFICER
P.O. BOX 2185                                        940 LINCOLN ROAD
57 VIEWPOINT LANE                                    SUITE 203
FRONT ROYAL, VIRGINIA 22630                          MIAMI BEACH, FLORIDA 33139

TELEPHONE: (540) 636-4190                            TELEPHONE: (305) 604-0405
FACSIMILE:  (540) 636-3360                           FACSIMILE:   (305) 604-0420
E-MAIL:       TTANIS@ADELPHIA.NET                    E-MAIL: BLN@SBFINANCIALCONSULTING.COM


--------------------------------------------------------------------------------


November 25, 2003

Mr. Iain Brown
Fidra Holdings, Ltd.
Cable Beach Court, Suite 1
West Bay Street
Nassau, Bahamas

Dear Mr. Brown:

This letter shall serve to confirm the amendment to the Debt Conversion Agreement dated August 25, 2003 (the "Agreement") entered into by and among Syndicated Food Service International, Inc., ("SYFS"), Chan Capital, Ltd. ("CCL"), Ming Management, Ltd. ("Ming") and Fidra Holdings, Ltd. ("Fidra"). Together Syndicated, Chan and Fidra shall be referred to as the Parties.

As of the date above, the Parties have agreed to the following amendments:

   1. That if Syndicated has not raised the capital defined in item 2. of the Agreement on or before March 31, 2004, the Agreement shall be null and void as of that date;

   2. That the warrants issued to CCL and Ming to purchase in the aggregate, 2,500,000 shares of Syndicated common stock at a current per share exercise price of $0.50 which currently expire on December 31, 2003 shall be amended to extend the exercise term until March 31, 2004;

   3. That the maturity date for the Acquisition Loan in the principal amount of $1,600,000 shall be extended until March 31, 2004; and

   4. That the maturity date for the Toho Loans in the aggregate principal amount of $500,000 shall be extended until March 31, 2004.

Please confirm the agreement of the Parties by signing below where designated.

Respectfully,


Thomas P. Tanis, Jr.
President

CHAN CAPITAL, LTD.                          MING MANAGEMENT, LTD.                     FIDRA HOLDINGS, LTD.

By:____________________________             By:____________________________           By:____________________________

Name:__________________________             Name:__________________________           Name:__________________________

Title:_________________________             Title:_________________________           Title:_________________________